Exhibit 99.1

Care.com Announces Fourth Quarter and Full Year 2016 Financial Results

Care.com Reports First Full-Year Operating Income,
While Exceeding Guidance on the Top and Bottom Lines

Waltham, MA - March 9, 2017 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the fourth quarter and full year ended December 31, 2016.
“2016 was a year of significant progress for Care.com, our first full-year with operating income as we continued to see overall topline growth. Key drivers in our results included rapid growth in our enterprise business, along with continuous optimization of our customer acquisition costs and improving overall unit economics in our consumer business.  Thus, we exceeded our guidance expectations on both the top and bottom lines during the fourth quarter and the full year,” said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com.  “We plan to further strengthen what is today the largest two-sided network for finding and managing family care in the home while expanding our OI and adjusted EBITDA margins in 2017 and increasing shareholder value.  We are committed to growing profitably as we drive toward our long-term EBITDA margin target of 20 to 25%.”

Financial Results

•	Revenue for the fourth quarter of 2016 was $43.5 million, compared to $37.6 million in the fourth quarter of 2015. Revenue for the year was $161.8 million in 2016, compared to $138.7 million in 2015.

◦
Revenue attributable to the US Consumer offering totaled $34.7 million in the fourth quarter of 2016, a 12% increase from $31.1 million in the fourth quarter of 2015. For the year, revenue attributable to the US Consumer offering totaled $130.4 million in 2016, an increase of 13% from $115.0 million in 2015.

◦
Revenue attributable to the Care@Work and B2B Offerings, as well as our services in our international markets, totaled $8.8 million in the fourth quarter of 2016, an increase of 35% from $6.5 million in the fourth quarter of 2015. For the year, revenue attributable to these offerings totaled $31.4 million in 2016, an increase of 32% from $23.7 million in 2015.

•
Income from continuing operations in the fourth quarter of 2016 was $5.0 million compared to $3.7 million in 2015, an improvement of $1.3 million. For the year, loss from continuing operations was $0.7 million in 2016 compared to $17.9 million in 2015, an improvement of $17.2 million.

•
Adjusted EBITDA was income of $9.1 million in the fourth quarter of 2016, compared to $6.3 million 2015, an improvement of $2.8 million. For the year, Adjusted EBITDA was income of $13.4 million in 2016, compared to a loss of $5.0 million in 2015, an improvement of $18.4 million.

•
GAAP EPS (Diluted) was $0.12 in the fourth quarter of 2016, compared to $0.05 in 2015. Q4 GAAP EPS (Diluted) was based on 30.8 million weighted average basic shares outstanding versus 33.1 million in the fourth quarter of 2015. For the year, GAAP EPS (Diluted) was $0.10 in 2016, compared to $(1.09) in 2015. FY’16 GAAP EPS (Diluted) was based on 30.5 million weighted average basic shares outstanding versus 32.0 million in 2015. Note that GAAP EPS for both the full year and the fourth quarter includes the impact of costs associated with our series A preferred stock - a $(0.13) impact for the full year and a $(0.04) impact for Q4.

•
Non-GAAP EPS (Diluted) was $0.20 in the fourth quarter of 2016, compared to $0.14 in 2015. For the year, Non-GAAP EPS (Diluted) was $0.19 in 2016, compared to $(0.40) in 2015. Non-GAAP EPS excludes the impact of non-cash stock-based compensation and non-recurring items, such as M&A expenses and restructuring costs.

•	The Company ended the quarter with $76.1 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 24% to 22.8 million at the end of 2016, compared to 18.4 million at the end of 2015.

•	Total families grew to 12.9 million at the end of 2016, an increase of 26% over 2015, and total caregivers grew to 9.9 million at the end of 2016, an increase of 22% over 2015.

Financial Expectations

	Q1 2017			Full Year 2017

Revenue	$42.25	—	$42.75	$170.0	—	$172.0

Adjusted EBITDA	$1.25	—	$1.75	$19.0	—	$21.0

Non-GAAP EPS	$0.02	—	$0.03	$0.33	—	$0.36

Figures in millions except for Non-GAAP EPS
Q1 Non-GAAP EPS based on approximately 36 million weighted average dilutive shares
Full year Non-GAAP EPS based on 37 million weighted average diluted shares

Future GAAP Net Income (Loss) and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET that day to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International), conference ID# 13652430. The call will also be broadcast simultaneously at http://investors.care.com. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID# 13652430. The telephone replay will be available from 11:00 AM ET March 9 through 11:59 PM ET March 16, 2017. Additional investor information can be accessed at http://www.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 12.9 million families and 9.9 million caregivers* across 19 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.2 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. To connect families further, Care.com acquired community platforms Big Tent and Kinsights in 2013 and 2015, respectively. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and the San Francisco Bay area.
*As of December 2016
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the future profitability of our business on an adjusted EBITDA basis and the Company’s financial guidance for the first quarter of 2017 and full year 2017.
These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as loss from continuing operations, which excludes the accretion of preferred stock dividends and issuance costs, plus: federal, state and franchise taxes, other expense, net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income (loss) as loss from continuing operations, which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges. We define non-GAAP EPS as non-GAAP net income (loss) divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Contacts:

Investor Relations:
Denise Garcia
ICR, Inc.
(781) 795-7244
investors@care.com

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$61,094	$61,240
Short-term investments	15,000	—
Accounts receivable (net of allowance of $163 and $125, respectively) (1)	2,789	3,107
Unbilled accounts receivable (2)	5,541	3,595
Prepaid expenses and other current assets	3,787	2,599
Current assets of discontinued operations	—	439
Total current assets	88,211	70,980
Property and equipment, net	4,947	6,371
Intangible assets, net	1,708	3,389
Goodwill	57,910	58,631
Other non-current assets	2,448	3,098
Non-current assets of discontinued operations	—	9
Total assets	$155,224	$142,478

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$2,483	$3,189
Accrued expenses and other current liabilities (4)	12,798	12,413
Deferred revenue (5)	15,971	13,435
Current liabilities of discontinued operations	—	17,883
Total current liabilities	31,252	46,920
Deferred tax liability	4,276	3,166
Other non-current liabilities	5,087	4,140
Total liabilities	40,615	54,226

Series A Redeemable Convertible Preferred Stock, $0.001 par value; 46 shares designated; 46 shares issued and outstanding at December 31, 2016; at aggregate liquidation and redemption value at December 31, 2016	47,660	—
Stockholders' equity
Preferred Stock, $0.001 par value; 5,000 shares authorized at December 31, 2016 and December 26, 2015, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 28,984 and 32,276 shares issued and outstanding, respectively	29	32
Additional paid-in capital	255,031	283,669
Accumulated deficit	(187,808)	(194,854)
Accumulated other comprehensive loss	(303)	(595)
Total stockholders' equity	66,949	88,252

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$155,224	$142,478
(1) Includes accounts receivable due from related party of $150 at December 31, 2016
(2) Includes unbilled accounts receivable due from related party of $286 at December 31, 2016
(3) Includes accounts payable due to related party of $107 at December 31, 2016
(4) Includes accrued expenses and other current liabilities due to related party of $1,055 at December 31, 2016
(5) Includes deferred revenue associated with related party of $151 at December 31, 2016

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015

Revenue (1)	$43,513	$37,550	$161,754	$138,681
Cost of revenue	8,573	6,321	31,830	26,117
Operating expenses:
Selling and marketing (2)	14,163	13,726	72,266	73,521
Research and development	5,376	4,656	20,402	19,801
General and administrative	8,742	7,857	31,939	30,158
Depreciation and amortization	471	986	2,972	4,503
Restructuring charges	—	—	714	—
Total operating expenses	28,752	27,225	128,293	127,983
Operating income (loss)	6,188	4,004	1,631	(15,419)
Other expense, net	(854)	(263)	(1,064)	(1,239)
Income (loss) from continuing operations before income taxes	5,334	3,741	567	(16,658)
Provision for income taxes	330	58	1,282	1,221
Income (loss) from continuing operations	5,004	3,683	(715)	(17,879)
(Loss) income from discontinued operations, net of tax	(24)	(2,084)	7,761	(17,116)
Net income (loss)	4,980	1,599	7,046	(34,995)
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(694)	—	(1,310)	—
Accretion of Series A Redeemable Convertible Preferred Stock issuance costs	—	—	(2,124)	—
Net income attributable to Series A Redeemable Convertible Preferred Stock	(582)	—	(467)	—
Net income (loss) attributable to common stockholders	$3,704	$1,599	$3,145	$(34,995)

Net income (loss) per share attributable to common stockholders (Basic):
Income (loss) per share from continuing operations attributable to common stockholders	$0.13	$0.11	$(0.12)	$(0.56)
Income (loss) per share from discontinued operations attributable to common stockholders	—	(0.06)	0.22	(0.53)
Net income (loss) per share attributable to common stockholders	$0.13	$0.05	$0.10	$(1.09)

Net income (loss) per share attributable to common stockholders (Diluted):
Income (loss) per share from continuing operations attributable to common stockholders	$0.12	$0.11	$(0.12)	$(0.56)
Income (loss) per share from discontinued operations attributable to common stockholders	—	(0.06)	0.22	(0.53)
Net income (loss) per share attributable to common stockholders	$0.12	$0.05	$0.10	$(1.09)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	28,864	32,191	30,535	32,001
Diluted	30,815	33,273	30,535	32,001
(1) Includes related party revenue of $628 and $1,593 for the three months and year ended December 31, 2016, respectively
(2) Includes related party expenses of $2,706 and $14,724 for the three months and year ended December 31, 2016, respectively

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Year Ended
	December 31, 2016	December 26, 2015
Cash flows from operating activities
Net income (loss)	$7,046	(34,995)
Income (loss) from discontinued operations, net of tax	7,761	(17,116)
Loss from continuing operations	(715)	(17,879)
Adjustments to reconcile net income (loss) to net cash provided by (cash used) in operating activities:
Stock-based compensation	6,470	4,926
Depreciation and amortization	3,722	5,218
Deferred taxes	1,110	1,094
Foreign currency remeasurement loss	1,261	1,275
Other non-operating income (expenses)	41	(98)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	281	(604)
Unbilled accounts receivable	(1,947)	(291)
Prepaid expenses and other current assets	(589)	2,076
Other non-current assets	(3)	(22)
Accounts payable	(688)	(588)
Accrued expenses and other current liabilities	938	1,864
Deferred revenue	2,581	2,280
Other non-current liabilities	228	909
Net cash provided by (used in) operating activities by continuing operations	12,690	160
Net cash provided by (used in) operating activities by discontinued operations	2,421	(5,124)
Net cash provided by (used in) operating activities	15,111	(4,964)

Cash flows from investing activities
Purchases of property and equipment	(244)	(4,396)
Payments for acquisitions, net of cash acquired	(420)	—
Cash withheld for purchase consideration	—	73
Proceeds from security deposit for sub-lease	84	—
Purchases of short-term investments	(15,000)	—
Net cash used in investing activities by continuing operations	(15,580)	(4,323)
Net cash used in investing activities by discontinued operations	—	(2)
Net cash used in investing activities	(15,580)	(4,325)

Cash flows from financing activities
Proceeds from issuance of Series A Redeemable Convertible Preferred Stock, net of issuance costs of $2,124	44,226	—
Proceeds from exercise of common stock options	1,406	777
Payments of contingent consideration previously established in purchase accounting	—	(1,840)
Payment for repurchase of common stock	(30,524)	—
Net cash provided by (used in) financing activities by continuing operations	15,108	(1,063)
Net cash used in financing activities by discontinued operations	(14,510)	—

Net cash provided by (used in) financing activities	598	(1,063)

Effect of exchange rate changes on cash and cash equivalents	(275)	(289)
Net (decrease) increase in cash and cash equivalents	(146)	(10,641)
Cash and cash equivalents, beginning of the period	61,240	71,881
Cash and cash equivalents, end of the period	$61,094	$61,240

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income (Loss)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
	(unaudited)		(unaudited)

Net income (loss) from continuing operations	$5,004	$3,683	$(715)	$(17,879)

Federal, state and franchise taxes	408	109	1,619	1,411
Other expense, net	854	263	1,064	1,239
Depreciation and amortization	652	1,152	3,722	5,218
EBITDA	6,918	5,207	5,690	(10,011)

Stock-based compensation	1,705	1,204	6,470	4,926
Merger and acquisition related costs	28	(82)	128	53
Restructuring related costs	—	—	714	—
Litigation related costs	400	—	400	—
Adjusted EBITDA	$9,051	$6,329	$13,402	$(5,032)

Add back for Non-GAAP Net Income (Loss)

Federal, state and franchise taxes	(408)	(109)	(1,619)	(1,411)
Other expense, net	(854)	(263)	(1,064)	(1,239)
Depreciation and amortization	(652)	(1,152)	(3,722)	(5,218)
Non-GAAP net income (loss)	$7,137	$4,805	$6,997	$(12,900)

Non-GAAP net income (loss) per share:
Basic	$0.25	$0.15	$0.23	$(0.40)
Diluted	$0.20	$0.14	$0.19	$(0.40)

Weighted-average shares used to compute non-GAAP net income (loss) per share :
Basic	28,864	32,191	30,535	32,001
Diluted	35,354	33,273	36,736	32,001

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)
	Three Months Ended		Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
	(unaudited)		(unaudited)

Weighted-average shares used to compute net income (loss) per share:
Basic	28,864	32,191	30,535	32,001

Net income (loss) per share (Basic):
Net income (loss) per share attributable to common stockholders	$0.13	$0.05	$0.10	$(1.09)
Impact on income (loss) per share of Series A related costs	0.04	—	0.13	—
Net income (loss) per share	$0.17	$0.05	$0.23	$(1.09)

(Loss) Income from discontinued operations, net of tax	—	0.06	(0.25)	0.53
Stock-based compensation	0.06	0.04	0.21	0.15
Merger and acquisition related costs	—	—	—	—
Restructuring related costs	—	—	0.02	—
Litigation related costs	0.01	—	0.01	—
Non-GAAP net income (loss) per share	$0.24	$0.15	$0.22	$(0.41)

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	December 31, 2016	December 26, 2015
Total members*	22,826	18,377
Total families*	12,900	10,265
Total caregivers*	9,926	8,112

Paying families - US Consumer Business	274	266

* data is cumulative as of the end of the respective period and excludes families from discontinued operations

	Period Ended
	December 31, 2016	December 26, 2015
Monthly average revenue per paying family
US Consumer Business	$40	$39